Exhibit 10.3

English Summary of Trademark License Agreement

This agreement is signed on the date of July 10, 2010 by the following two parties:

(1)
Jinheng Automotive Safety Technology Holdings Limited, a corporation duly formed under the laws of the People Republic of China, with its registered and operating place at No. 16, Block 4, Bohai Street, Economic and Technology Development Zone, Jinzhou City, Liaoning Province of PRC.(the owner of trademark, hereinafter refers to “the owner of trademark”)

(2)
Jinheng Automotive Eletronic (HongKong) Limited, a corporation duly formed under the laws of the People Republic of China, with its registered place at Floor 14 Printing House, 6 Duddell Street, Central HongKong (the licensee of trademark, hereinafter refers to “the licensee of trademark”)

Whereas,

Jinheng Automotive Safety Technology Holdings Limited, a corporation duly formed under the laws of the People Republic of China, with its registered and operating place at No. 16, Block 4, Bohai Street, Economic and Technology Development Zone, Jinzhou City, Liaoning Province of PRC, which is the owner of all trademarks listed in Appendix 1 (hereinafter refers to “the licensed trademark”)

The licensee desires to utilize the Name in China upon and in connection with the goods, services ( hereinafter refers to “goods and services”) prescribed in Appendix 2 and Appendix 3 hereinafter described, which was granted by the owner.

Now, therefore, in consideration of the mutual promises herein contained, it is hereby agreed:

Definition

Unless otherwise specified in writing by the Parties, the following terms in this Agreement shall be interpreted to have the following meanings:

Independent shareholder   for the purpose of approving the Disposal, Shareholders other than the Purchaser and its associate, including but not limited to the Controlling Shareholder; and (ii) for the purpose of approving the Supply Agreements, Shareholders other than Mr. Zhao and Wonder Auto Technology and their respective associates, including the Controlling Shareholder
HKEx                     means Hong Kong Exchanges and Clearing Limited
Listing Rules         The Rules Governing the Listing of Securities on the HongKong Stock Exchange

“Equity transfer Agreement” is signed by the Listing Company as the seller, and Vital Glee Development Limited as the buyer, and Vital Glee Development Limited hereby consents to acquire and the Listing Company consens to sell all the outstanding shares issued by Jinheng BVI.

1.	(a)
WHEREAS, Licensee had paid 1 Renminbi as the licensed fee to the owner, owner hereby grants to Licensee to utllize such Licensed Trademarks during the Licensed Term and in the Licensed Territory for the purpose of provision of Licensed Services.

(b)	The licensee is granted to have the non-exclusive right to utlize the Trademarks by this agreement.

(c)
Any amendments or supplements to this Agreement shall take effect if any amendments or supplements to the licensed trademark during the Licensed Territory for the purpose of provision of Licensed Services. If necessary, parties consent to sign a new trademark license agreement.

(d)
The licensee hereby is granted to relicense the rights and obligations, and upon the licensed trademarks to third parties (including but not limited the subsidiaries and the affiliates to the licensee) without the prior consent by the owner. Relicense will terminate at the termination of this contact.

(e)	Any corresponding amendments and supplements should not be made to this agreement upon the any amendments and supplements made to the trademark appendixes by the parties.

(f)	In addition to The License Fee under Article 1(a), nothing shall be hereof paid by the licensee. Any royalties upon the goods and the services hereby shall not be paid by the licensee.

2.
(a)    The licensee has undertaken with the owner that it will only use the licensed Trademarks on specified products, and the owner also consents not to use the licensed trademarks other than the automobile safety airbags system and safety belts system business, and not to relicense the trademarks to the independent third parties. It is also agreed under the Trademark Licence Agreement that the owner will not use the licensed trademark upon the specified goods and services to aviod competition with eh licensee.

(b)    The owner irrecoverably and unconditioned promises to take all legal actions to ensure (i) who be duly the sole owner of the licensed trademark, (ii) who duly has the sole right to utilize the licensed trademark, except prescribed herein, (iii) ensuring no mortgage on the licensed trademake, except prescribed herein, and (iv) ensure no infringement on the Intelligence Property owned by independent third parties.

(c) The owner irrecoverably and unconditioned promises to take all legal actions to ensure validity of the trademark to protect the bilateral common interests.

(d) Documents, information and data in respect of the licensed trademark should be provided upon the request of the licensee.

3.
Any changes to the letter, pattern, combinations in connection of the trade mark should be forbiddened without permission in writing by the owner.  Licensee could not use Such Licensed Trademarks should not be utlized byond the scope of the goods and services.

4.	Printing the licensed trademarks on the licensee’s own is granted by the owner.
5.
Once any infringements by any third parties of the rights contained in the Licensed Trademarks found, notification should in no time made to the owner. No action should be done by the licensee without consent in writing by owner.

6.
The ownership and legal interest of the owner on the licensed trademark is ensured by the licensee. Any infringements made by the licensee upon the licensed trademark in any form should be forbidden, especially expression of ownership of the licensee should be forbidden.

7.	(a) The Trademark Licence Agreement shall become effective upon the following conditions precedent being satisfied:

(i) the passing by the Independent Shareholders at the EGM of the necessary resolution to approve by the independent shareholders of the licensee, Jinheng Automotive Safety Technology Holdings Limted the transactions contemplated thereunder, including but not limited to the Trademark Licence Agreement;

(ii) All the pre-requisite to the Equity Transfer Agreement should be satisfied; and

(iii)the consents and authorizations necessarily required to be obtained on the part of Jinzhou Jinheng and Jinheng Electronic HK in respect of the Trademark Licence Agreement and the transactions contemplated thereunder having been obtained.

(b)
The agreement will be terminated if the pre-requsites prescribed in the 7(a) upon or before December 31, 2010, excluding the breach before the termination. Parties should not undertake the responsibilites and obligations.

(c)	Written notification can be given by the owner to terminate the licensed term, if one of the following conditiones occur, without considering the above presribed.

i)	Unable to perform the obligations prescribed under the agreement, and taking no actions to remedy the bereach within 30 days.

ii)	Being insolvent in maturity debt, or being insolvent in maturity debt in written form, or being unable to allocate the profit payable.

iii)	To file a petition in bankrupcy by licensee.
iv)	Being adjudicated a bankrupt by the Licensee or if a petition in bankruptcy is filed against Licensee,

v)	existing normal operating can not be continued by the licensee as the result of the government, law and political systems.

7.	The agreement will come into effect upon the date of pre-requsites prescribed in Article 7(a) are satisfied, will be effective during the licensed term.

9.           The agreement is govermed and constructed under the laws of the PRC.

[signature page follows]

Owner’s signature and seal

Name
Title
/s/ CORPORATE SEAL
Licensee’ s signiture and seal

Name
Title
/s/ CORPORATE SEAL

Appendix I

Licensed Trademark

Appendix II

Applied Commodity

The design, manufacture and sales of auto parts (not including but not limited to, auto safety products) and other products, but not including auto safety airbag system and auto seat belt system.

Appendix III

Applied Service

To provide inspection services, and issuing inspection reports, development and design for auto parts (not including but not limited to, auto safety products) and other products, but not including auto safety airbag system and auto seat belt system.